Exhibit 99

UTC REPORTS THIRD QUARTER 2016 RESULTS

•	Sales of $14.4 billion were up 4 percent versus the prior year including 5 percent organic sales growth

•	GAAP EPS of $1.74, up 8 percent versus the prior year

•	Adjusted EPS of $1.76, up 5 percent versus the prior year

•	Increases 2016 full year adjusted EPS and organic sales outlook*

FARMINGTON, Conn., October 25, 2016 - United Technologies Corp. (NYSE:UTX) today reported third quarter 2016 results. All results in this release reflect continuing operations unless otherwise noted.
Third quarter GAAP EPS of $1.74 was up 8 percent versus the prior year and included 2 cents of net restructuring and other significant items. Adjusted EPS of $1.76 was up 5 percent versus the prior year. Net income in the quarter was $1.4 billion, up 1 percent versus the prior year. Sales of $14.4 billion were up 4 percent, driven by 5 points of organic growth partially offset by 1 point of adverse foreign exchange.
"United Technologies delivered another quarter of strong financial performance,” said UTC Chairman & Chief Executive Officer Gregory Hayes. “Organic growth across the aerospace units and solid cash generation across all businesses, even with continuing investments in the aerospace related ramp-up, give us high confidence in meeting our commitments to shareholders. Based on our year-to-date performance, we now expect slightly higher organic sales growth and we are raising the low end of our adjusted EPS outlook by ten cents and now expect 2016 EPS of $6.55 to $6.60 per share*.
“We continue to focus on innovation and execution in each of our businesses and this focus is starting to pay off. Otis new equipment orders in the quarter increased 2 percent over the prior year at constant currency and grew 8 percent excluding China. Our Geared Turbofan Engine continues to perform exceptionally well and is now in service with eight operators around the world. Dispatch reliability on the GTF powered A320neo is 99.9% and fuel burn is meeting - and in some cases exceeding - our targets. Customer demand for the Geared Turbofan Engine also remains strong and our order book has grown to 8,400 engines, including announced and unannounced firm and option engines."
*Note: When we provide expectations for adjusted EPS and organic sales on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
Cash flow from operations for the quarter was $2.0 billion (135 percent of net income attributable to common shareowners) and capital expenditures were $394 million. Free cash flow of $1.6 billion in the quarter was 108 percent of net income attributable to common shareowners.
Commercial aftermarket sales were up 11 percent at Pratt & Whitney, and up 2 percent at UTC Aerospace Systems. While equipment orders at UTC Climate, Controls & Security were flat on an organic basis, commercial and residential HVAC orders in the Americas were up 10 and 11 percent, respectively.

Hayes added, "In the quarter, we completed our $6 billion accelerated share repurchase and we are on track to return $22 billion in cash to shareholders from 2015 through 2017. With our focused portfolio of industry leading franchises, we remain confident in our ability to create significant long-term value for our shareholders.”
UTC updates its 2016 outlook and now anticipates:

•	Adjusted EPS of $6.55 to $6.60 up from $6.45 to $6.60*;

•	Total sales unchanged ($57 to $58 billion, year over year growth of 2 to 3 percent) including organic sales growth of 2 to 3 percent up from 1 to 3 percent;

•	There is no change in the company’s previously provided 2016 expectations for free cash flow, share repurchases, and the placeholder for acquisitions.
*Note: When we provide expectations for adjusted EPS and organic sales on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or http://edge.media-server.com/m/p/ac4y9uz5, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
Use and Definitions of Non-GAAP Financial Measures
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States ("GAAP") with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit and adjusted diluted EPS are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted diluted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this press release. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectations for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, expected cash flow from operations and sales) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Cautionary Statement
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (5) delays and disruption in delivery of materials and services from suppliers; (6) customer- and Company- directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (7) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation; (8) new business opportunities; (9) our ability to realize the intended benefits of organizational changes; (10) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (11) the timing and scope of future repurchases of our common stock, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which we operate, including, but not limited to the effect of the U.K’s pending withdrawal from the EU, on general market conditions and currency exchange rates in the near term and beyond; (16) and the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2016	2015	2016	2015
Net Sales	$14,354	$13,788	$42,585	$41,798
Costs and Expenses:
Cost of products and services sold	10,342	9,800	30,737	29,778
Research and development	582	546	1,711	1,668
Selling, general and administrative	1,390	1,359	4,204	4,261
Total Costs and Expenses	12,314	11,705	36,652	35,707
Other income, net	211	219	600	808
Operating profit	2,251	2,302	6,533	6,899
Interest expense, net	225	184	673	618
Income from continuing operations before income taxes	2,026	2,118	5,860	6,281
Income tax expense	492	592	1,548	1,748
Income from continuing operations	1,534	1,526	4,312	4,533
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	91	99	271	281
Income from continuing operations attributable to common shareowners	1,443	1,427	4,041	4,252
Discontinued operations:
Income from operations	1	27	2	284
(Loss) gain on disposal	(4)	(38)	11	(66)
Income tax benefit (expense)	40	(54)	(12)	(140)
Income (loss) from discontinued operations attributable to common shareowners	37	(65)	1	78
Net income attributable to common shareowners	$1,480	$1,362	$4,042	$4,330
Earnings (Loss) Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.76	$1.63	$4.90	$4.82
From discontinued operations attributable to common shareowners	0.04	(0.07)	—	0.09
Earnings (Loss) Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.74	$1.61	$4.86	$4.76
From discontinued operations attributable to common shareowners	0.04	(0.07)	—	0.09
Weighted Average Number of Shares Outstanding:
Basic shares	822	876	824	882
Diluted shares	831	885	832	894
As described on the following pages, consolidated results for the quarter and nine months ended September 30, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Net Sales
Otis	$3,018	$3,043	$8,830	$8,886
UTC Climate, Controls & Security	4,415	4,279	12,602	12,585
Pratt & Whitney	3,501	3,234	10,902	10,243
UTC Aerospace Systems	3,646	3,457	10,867	10,637
Segment Sales	14,580	14,013	43,201	42,351
Eliminations and other	(226)	(225)	(616)	(553)
Consolidated Net Sales	$14,354	$13,788	$42,585	$41,798

Operating Profit
Otis	$584	$642	$1,631	$1,796
UTC Climate, Controls & Security	801	771	2,279	2,323
Pratt & Whitney	340	419	1,136	1,325
UTC Aerospace Systems	600	572	1,720	1,721
Segment Operating Profit	2,325	2,404	6,766	7,165
Eliminations and other	18	(1)	47	65
General corporate expenses	(92)	(101)	(280)	(331)
Consolidated Operating Profit	$2,251	$2,302	$6,533	$6,899

Segment Operating Profit Margin
Otis	19.4%	21.1%	18.5%	20.2%
UTC Climate, Controls & Security	18.1%	18.0%	18.1%	18.5%
Pratt & Whitney	9.7%	13.0%	10.4%	12.9%
UTC Aerospace Systems	16.5%	16.5%	15.8%	16.2%
Segment Operating Profit Margin	15.9%	17.2%	15.7%	16.9%

As described on the following pages, consolidated results for the quarter and nine months ended September 30, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2016	2015	2016	2015
Net Sales	$14,354	$13,788	$42,585	$41,798
Significant non-recurring and non-operational items included in Net Sales:
Pratt & Whitney - charge resulting from ongoing customer contract negotiations	(184)	—	(184)	—
Adjusted Net Sales	$14,538	$13,788	$42,769	$41,798

Income from continuing operations attributable to common shareowners	$1,443	$1,427	$4,041	$4,252
Restructuring Costs included in Operating Profit:
Otis	(10)	(18)	(41)	(32)
UTC Climate, Controls & Security	(18)	(15)	(71)	(67)
Pratt & Whitney	21	(22)	(50)	(37)
UTC Aerospace Systems	(11)	(14)	(32)	(64)
Eliminations and other	(5)	(4)	(7)	(5)
	(23)	(73)	(201)	(205)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security	(11)	—	(23)	126
Pratt & Whitney	(95)	—	(95)	—
	(106)	—	(118)	126
Total impact on Consolidated Operating Profit	(129)	(73)	(319)	(79)
Significant non-recurring and non-operational items included in Interest Expense, Net	2	—	2	—
Tax effect of restructuring and significant non-recurring and non-operational items above	52	21	112	66
Significant non-recurring and non-operational items included in Income Tax Expense	56	—	56	—
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(19)	(52)	(149)	(13)
Adjusted income from continuing operations attributable to common shareowners	$1,462	$1,479	$4,190	$4,265

Diluted Earnings Per Share from Continuing Operations	$1.74	$1.61	$4.86	$4.76
Impact on Diluted Earnings Per Share from Continuing Operations	(0.02)	(0.06)	(0.18)	(0.01)
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.76	$1.67	$5.04	$4.77

Details of the significant non-recurring and non-operational items included within operating profit, interest and income tax of continuing operations for the quarter and nine months ended September 30, 2016 and 2015 above are as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2016	2015	2016	2015
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Acquisition and integration costs related to current period acquisitions	$(11)	$—	$(23)	$—
Gain on fair value adjustment on acquisition of controlling interest in a joint venture	—	—	—	126
Pratt & Whitney
Charge resulting from ongoing customer contract negotiations	(95)	—	(95)	—
	$(106)	$—	$(118)	$126
Significant non-recurring and non-operational items included in Interest Expense, Net
Favorable pre-tax interest adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	$2	$—	$2	$—
Significant non-recurring and non-operational items included in Income Tax Expense
Favorable income tax adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	$56	$—	$56	$—

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous two pages)

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Adjusted Net Sales
Otis	$3,018	$3,043	$8,830	$8,886
UTC Climate, Controls & Security	4,415	4,279	12,602	12,585
Pratt & Whitney	3,685	3,234	11,086	10,243
UTC Aerospace Systems	3,646	3,457	10,867	10,637
Segment Sales	14,764	14,013	43,385	42,351
Eliminations and other	(226)	(225)	(616)	(553)
Adjusted Consolidated Net Sales	$14,538	$13,788	$42,769	$41,798

Adjusted Operating Profit
Otis	$594	$660	$1,672	$1,828
UTC Climate, Controls & Security	830	786	2,373	2,264
Pratt & Whitney	414	441	1,281	1,362
UTC Aerospace Systems	611	586	1,752	1,785
Segment Operating Profit	2,449	2,473	7,078	7,239
Eliminations and other	22	(1)	53	66
General corporate expenses	(91)	(97)	(279)	(327)
Adjusted Consolidated Operating Profit	$2,380	$2,375	$6,852	$6,978

Adjusted Segment Operating Profit Margin
Otis	19.7%	21.7%	18.9%	20.6%
UTC Climate, Controls & Security	18.8%	18.4%	18.8%	18.0%
Pratt & Whitney	11.2%	13.6%	11.6%	13.3%
UTC Aerospace Systems	16.8%	17.0%	16.1%	16.8%
Adjusted Segment Operating Profit Margin	16.6%	17.6%	16.3%	17.1%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2016 Compared with Quarter Ended September 30, 2015

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	—	(1)%	—	—	(1)%
UTC Climate, Controls & Security	—	(1)%	4%	—	3%
Pratt & Whitney	13%	1%	—	(6)%	8%
UTC Aerospace Systems	6%	(1)%	—	—	5%

Consolidated	5%	(1)%	1%	(1)%	4%

Nine Months Ended September 30, 2016 Compared with Nine Months Ended September 30, 2015

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	2%	(3)%	—	—	(1)%
UTC Climate, Controls & Security	(1)%	(1)%	2%	—	—
Pratt & Whitney	8%	—	—	(2)%	6%
UTC Aerospace Systems	3%	(1)%	—	—	2%

Consolidated	3%	(2)%	1%	—	2%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2016	2015
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,107	$7,075
Accounts receivable, net	11,500	10,653
Inventories and contracts in progress, net	9,081	8,135
Other assets, current	860	843
Total Current Assets	28,548	26,706
Fixed assets, net	8,989	8,732
Goodwill	27,422	27,301
Intangible assets, net	15,800	15,603
Other assets	9,303	9,142
Total Assets	$90,062	$87,484

Liabilities and Equity
Short-term debt	$2,475	$1,105
Accounts payable	7,432	6,875
Accrued liabilities	12,634	14,638
Total Current Liabilities	22,541	22,618
Long-term debt	20,190	19,320
Other long-term liabilities	16,252	16,580
Total Liabilities	58,983	58,518
Redeemable noncontrolling interest	315	122
Shareowners' Equity:
Common Stock	17,116	15,928
Treasury Stock	(32,584)	(30,907)
Retained earnings	52,384	49,956
Accumulated other comprehensive loss	(7,729)	(7,619)
Total Shareowners' Equity	29,187	27,358
Noncontrolling interest	1,577	1,486
Total Equity	30,764	28,844
Total Liabilities and Equity	$90,062	$87,484

Debt Ratios:
Debt to total capitalization	42%	41%
Net debt to net capitalization	34%	32%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Operating Activities of Continuing Operations:
Net income from continuing operations	$1,534	$1,526	$4,312	$4,533
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	496	486	1,456	1,401
Deferred income tax provision	53	109	273	444
Stock compensation cost	16	16	112	108
Change in working capital	(116)	(966)	(753)	(1,688)
Global pension contributions	(18)	(23)	(125)	(93)
Canadian government settlement	—	—	(237)	—
Other operating activities, net	(14)	(127)	(502)	(661)
Net cash flows provided by operating activities of continuing operations	1,951	1,021	4,536	4,044
Investing Activities of Continuing Operations:
Capital expenditures	(394)	(390)	(1,043)	(1,044)
Acquisitions and dispositions of businesses, net	101	(67)	(387)	(157)
Increase in collaboration intangible assets	(102)	(84)	(301)	(331)
(Payments) receipts from settlements of derivative contracts	(115)	(268)	(29)	147
Other investing activities, net	3	(111)	(89)	(31)
Net cash flows used in investing activities of continuing operations	(507)	(920)	(1,849)	(1,416)
Financing Activities of Continuing Operations:
(Repayment) issuance of long-term debt, net	(41)	2	2,281	4
Increase (decrease) in short-term borrowings, net	115	247	(63)	2,891
Proceeds from Common Stock issuance - equity unit remarketing	—	1,100	—	1,100
Dividends paid on Common Stock	(526)	(547)	(1,561)	(1,643)
Repurchase of Common Stock	(492)	(1,000)	(528)	(4,000)
Other financing activities, net	(173)	(122)	(332)	(213)
Net cash flows used in financing activities of continuing operations	(1,117)	(320)	(203)	(1,861)
Discontinued Operations:
Net cash used in operating activities	(23)	(123)	(2,486)	(299)
Net cash (used in) provided by investing activities	—	(7)	6	(66)
Net cash provided by (used in) financing activities	—	4	—	(1)
Net cash flows used in discontinued operations	(23)	(126)	(2,480)	(366)
Effect of foreign exchange rate changes on cash and cash equivalents	18	(95)	28	(143)
Net increase (decrease) in cash and cash equivalents	322	(440)	32	258
Cash and cash equivalents, beginning of period	6,785	5,933	7,075	5,235
Cash and cash equivalents of continuing operations, end of period	7,107	5,493	7,107	5,493
Less: Cash and cash equivalents of assets held for sale	—	16	—	16
Cash and cash equivalents of continuing operations, end of period	$7,107	$5,477	$7,107	$5,477

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$1,443		$1,427
Net cash flows provided by operating activities of continuing operations	$1,951		$1,021
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		135%		72%
Capital expenditures	(394)		(390)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(27)%		(27)%
Free cash flow from continuing operations	$1,557		$631
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		108%		44%

	Nine Months Ended September 30,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$4,041		$4,252
Net cash flows provided by operating activities of continuing operations	$4,536		$4,044
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		112%		95%
Capital expenditures	(1,043)		(1,044)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(26)%		(25)%
Free cash flow from continuing operations	$3,493		$3,000
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		86%		71%
Notes to Condensed Consolidated Financial Statements
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.